As filed with the Securities and Exchange Commission on March 20, 1996

                                                   Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                             DIGI INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)


               DELAWARE                                     41-1532464
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

       11001 BREN ROAD EAST                                    55343
      MINNETONKA, MINNESOTA                                 (Zip Code)
(Address of principal executive offices)



                             DIGI INTERNATIONAL INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 Gerald A. Wall
                             Digi International Inc.
                              11001 Bren Road East
                           Minnetonka, Minnesota 55343
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (612) 912-3029
                             ______________________


                         CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                                 Proposed
                               Proposed           maximum
   Title of       Amount        maximum          aggregate        Amount of
 securities to     to be     offering price       offering       registration
 be registered   registered   per share (1)       price (1)          fee
------------------------------------------------------------------------------
Common Stock,      500,000
$.01 par value     shares        $27.70          $13,850,000        $4,776
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on March 13, 1996, as reported on the Nasdaq National Market.



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

                             DIGI INTERNATIONAL INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, previously filed (File No. 0-17972) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

          (1) The latest Annual Report on Form 10-K of Digi International Inc. (the "Company") for the fiscal year ended September 30, 1995 filed pursuant to Section 13 of the Exchange Act.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

          (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (File No. 0-17972), as amended, filed under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law and Article V of the By-Laws of the Company provide for broad indemnification of directors and officers of the Company.

          The Company also maintains a director and officer insurance policy which insures the Company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

     Exhibit                                 Description
     -------                                 ------------

     4.01           Restated Certificate of Incorporation of the Company.*

     4.02           Amended and Restated By-Laws of the Company.**

     4.03           Digi International Inc. Employee Stock Purchase Plan

     5 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

     23.01 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

     23.02          Consent of Coopers & Lybrand L.L.P.

     24 Power of Attorney (included in the Signature page to the Registration Statement).

* Incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-1 (File No. 33-30725).
** Incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No. 33-42384).

ITEM 9.   UNDERTAKINGS.

     A.   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

          Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on March 19, 1996.

                                     DIGI INTERNATIONAL INC.

                                     By   /s/ Ervin F. Kamm, Jr.
                                       -------------------------------------
                                       Ervin F. Kamm, Jr.
                                       President and Chief Executive Officer


                              POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Ervin F. Kamm, Jr. and Gerald A. Wall, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such persons' name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Digi International Inc. and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 19, 1996.

Signature                                          Title
---------                                          -----

/s/ Ervin F. Kamm, Jr.                     President, Chief Executive Officer
----------------------------------         and Director
Ervin F. Kamm, Jr.                         (Principal Executive Officer)

/s/ Gerald A. Wall                         Vice President, Chief Financial
----------------------------------         Officer and Treasurer
Gerald A. Wall                             (Principal Financial and Accounting
                                           Officer)

/s/ John P. Schinas                        Chairman of the Board and Director
----------------------------------
John P. Schinas

/s/ Willis K. Drake
----------------------------------         Director
Willis K. Drake

/s/ Richard E. Eichhorn
----------------------------------         Director
Richard E. Eichhorn

/s/ Mykola Moroz
----------------------------------         Director
Mykola Moroz

/s/ Richard E. Offerdahl
----------------------------------         Director
Richard E. Offerdahl

/s/ Jagdish N. Sheth
----------------------------------         Director
Jagdish N. Sheth

/s/ David Stanley
----------------------------------         Director
David Stanley

                                INDEX TO EXHIBITS



                                                                    Method
Exhibit                   Description                              of Filing
-------                   -----------                              ---------

                                                                   Incorporated
4.01      Restated Certificate of Incorporation of the Company.... by Reference

                                                                   Incorporated
4.02      Amended and Restated By-Laws of the Company............. by Reference

                                                                   Electronic
4.03      Digi International Inc. Employee Stock Purchase Plan.... Transmission

5         Opinion of Faegre & Benson LLP as to the legality        Electronic
          of the shares being registered.......................... Transmission

23.01 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration
          Statement

                                                                   Electronic
23.02     Consent of Coopers & Lybrand L.L.P.....................  Transmission

24        Power of Attorney (included in the Signature page        Electronic
          to the Registration Statement).......................... Transmission


M1:0059194.01
                                    II-5